Exhibit 24.1
POWER OF ATTORNEY
          KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of The Toronto-Dominion Bank, a Canadian chartered bank (the “Company”), hereby constitutes and appoints Christopher A. Montague, Riaz Ahmed, W. Edmund Clark and Colleen M. Johnston and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign one or more Registration Statements under the U.S. Securities Act of 1933, as amended, on Form F-4 or such other form (or combined form) as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such Registration Statement, for the registration of securities of the Company to be offered and sold in connection with the proposed transaction with The South Financial Group, Inc., in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the U.S. Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
          Dated May 14, 2010
[Signature Pages Follow]

Signature	Title

/s/ William E. Bennett	Director

William E. Bennett

/s/ Hugh J. Bolton	Director

Hugh J. Bolton

/s/ John L. Bragg	Director

John L. Bragg

/s/ W. Edmund Clark	Director, President and Chief Executive Officer
W. Edmund Clark	(principal executive officer)

/s/ Wendy K. Dobson	Director

Wendy K. Dobson

/s/ Henry H. Ketcham	Director

Henry H. Ketcham

/s/ Pierre H. Lessard	Director

Pierre H. Lessard

Signature	Title

/s/ Brian M. Levitt	Director

Brian M. Levitt

/s/ Harold H. MacKay	Director

Harold H. MacKay

/s/ Irene R. Miller	Director

Irene R. Miller

/s/ Nadir H. Mohamed	Director

Nadir H. Mohamed

/s/ Wilbur J. Prezzano	Director

Wilbur J. Prezzano

/s/ Helen K. Sinclair	Director

Helen K. Sinclair

/s/ Carole S. Taylor	Director

Carole S. Taylor

/s/ John M. Thompson	Director and Non-Executive Chairman

John M. Thompson